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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated September 3, 1998, on our audit of the balance sheet of Mewbourne Development Corporation, and our report dated April 12, 1999, on our audit of the balance sheet of Mewbourne Energy Partners 99-A, L.P. We also consent to the reference to our firm under the caption "Experts."



                                       /s/ PRICEWATERHOUSECOOPERS L.L.P.
Dallas, Texas
April 21, 1999